UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road Daxing District Beijing, People’s Republic of China	102600
(Address of principal executive offices)	(Zip Code)

(+86) 10-56145240

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	DTSS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2025 at 9:00 a.m. Beijing Time, Datasea Inc., a Nevada corporation (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”). As of the close of business on March 20, 2025, the record date for the Annual Meeting, there were 7,651,111 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. The holders of shares of our Common stock are entitled to one vote for each share held.

At the Annual Meeting, the holders of 4,759,497 shares of Common Stock, representing approximately 62.21% of the outstanding shares entitled to vote at the Annual Meeting, were represented by proxy at the Annual Meeting, constituting a quorum. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal #1. Election of Directors.  Proposal No. 1 was to elect 5 directors: Zhixin Liu, Fu Liu, Yan Yang, Stephen (Chun Kwok) Wong and Yijin Chen, each to serve as a director of the Company until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified. Pursuant to Nevada Revised Statutes, this proposal required the approval by a plurality of the eligible votes cast at the Annual Meeting. This proposal was approved as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Zhixin Liu	4,759,158	0	339	0
Fu Liu	4,759,166	0	331	0
Yan Yang	4,751,728	0	7,769	0
Stephen (Chun Kwok) Wong	4,750,487	0	9,010	0
Yijin Chen	4,759,166	0	331	0

Proposal #2. Ratification of Appointment of Independent Auditor. Proposal No. 2 was to ratify the appointment of Paris Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. This proposal required the affirmative vote of at least a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
4,759,352	140	5	0

Proposal #3. Approval of Amendment No.4 to the Company’s 2018 Equity Incentive Plan. Proposal No. 3 was to approve Amendment #4 to the Company’s 2018 Equity Incentive Plan. This proposal required the affirmative vote of at least a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
4,748,392	11,042	62	1

Proposal #4. The Adjournment Proposal. Proposal No. 4 was to authorize an adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of other proposals at the Annual Meeting. This proposal was approved as follows:

For	Against	Abstain
4,748,693	10,608	195

For more information about the foregoing proposals, see the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 28, 2025, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datasea Inc.

Date: May 9, 2025	By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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